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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We hereby consent to the use of our report dated May 7, 1999, (except Note 11, as to which the date is August 25, 1999) with respect to the consolidated financial statements of CR Technology, Inc. and Subsidiary for the year ended December 31, 1998, included in the Annual Report on Form 10-K of Photon Dynamics, Inc. for the year ended September 30, 2000.

                                  /s/ CACCIAMATTA ACCOUNTANCY CORPORATION
                                  ----------------------------------------------
                                  CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
November 6, 2000